ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "Agreement") is entered into and effective as of July 19, 2007, by and between Butte Highlands Mining Company, a Delaware corporation ("Butte Highlands") and Timberline Resources Corporation, an Idaho corporation ("Timberline").

RECITALS:

A. Butte Highlands and Timberline are parties to an asset purchase agreement dated effective as of May 17, 2007 (the "Asset Purchase Agreement"), pursuant to which Timberline agreed to: (1) purchase Butte Highlands' patented and unpatented mining claims, water rights, and other tangible real and personal property (which assets are referred to in the Asset Purchase Agreement as the "Tangible Assets"), and all of the papers and records in Butte Highlands' care, custody, or control relating to any of all of the Tangible Assets and the operation thereof, including but not limited to all accounting and financial records pertaining to such assets (which papers and records, together with the Tangible Assets, are referred to collectively in the Asset Purchase Agreement as the "Assets" and are set forth therein and herein in Exhibit A-1); and (2) assume and discharge, and indemnify and hold Butte Highlands harmless against, all debts, claims, liabilities and obligations under any leases or other agreements relating directly to the Assets.

B. Butte Highlands and Timberline are entering into this Agreement to evidence the transfer and assignment of the Assets from Butte Highlands to Timberline, consisting with the terms of the Asset Purchase Agreement.

AGREEMENT:

NOW, THEREFORE, it is hereby agreed as follows:

1. Upon the terms and conditions of this Agreement, Butte Highlands hereby assigns to Timberline all of Butte Highlands' right, title and interest in and to the Assets, and Timberline hereby accepts such assignment and agrees to perform, pay or otherwise discharge all of Butte Highlands' obligations relating to the Assets.

2. At the request of Timberline, Butte Highlands shall execute and deliver such other and further instruments of transfer and conveyance, if any, as may be necessary or expedient to consummate the transfer of the Assets to Timberline and otherwise carry out the purposes and intent of this Agreement and the Asset Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BUYER:

Timberline Resources Corporation,
an Idaho corporation

By: ______________________________
John Swallow, its Chief Executive Officer

SELLER:

Butte Highlands Mining Company,
a Delaware corporation

By: ______________________________
Paul Hatfield, its President

A. Mining Claims (All located in Silver Bow County, Montana)

1. Unpatented Mining Claims:

Name	*MT MMC Serial No.*	*Location*	*Roll*	*Card*
B.H.C #1	12114	Tn 1N R 7W, Sec. 31	265	299
B.H.C #2	12114	Tn 1N R 7W, Sec. 31	265	300
B.H.C #3	12114	Tn 1N R 7W, Sec. 31	265	301
B.H.C #4	12114	Tn 1N R 7W, Sec. 31	265	302
B.H.C #5	12114	Tn 1N R 7W, Sec. 31	265	303
B.H.C #6	12114	Tn 1N R 7W, Sec. 31	265	304
B.H.C #7	12114	Tn 1N R 7W, Sec. 31	265	305
B.H.C #8	12114	Tn 1N R 7W, Sec. 31	265	306

2. Patented Mining Claims:

Name	*Mineral Survey No.*	*Location*	*Rights*
Only Chance	11	Tn 1N R7W, Sec. 32	Surface and Mineral
J.B. Thompson	387	Tn 1N R7W, Sec. 31	Surface and Mineral
Purchance	10719	Tn 1N R7W, Sec. 32	Surface and Mineral
Main Ripple	10742	Tn 1N R7W, Sec. 31	Surface and Mineral
Red Mountain	10719	Tn 1N R7W, Sec. 32	Surface and Mineral
Murphy	4025	Tn 1N R7W, Sec. 31	Surface and Mineral
Island	10713	Tn 1N R7W, Sec. 32	Mineral Only
Main Chance	10719	Tn 1N R7W, Sec. 32	Mineral Only

B. Water Rights

All of the water rights associated with the following permits issued by the State of Montana: 41D 195449 00, 41G 195448 00, 41G 195447 00, and 76G 195450 00.

C. Other Tangible Assets

All papers, documents and instruments in Seller's possession, custody or control relating or pertaining to the Tangible Assets, including but not limited to: the mining claims specified in A, above, and proof of assessment work relating to such claims; and the water rights specified in B, above.